UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2024

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One World Trade Center	New York	NY	10007
(Address of principal executive offices)

(212)	658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	AMBC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement
Effective February 22, 2024, Ambac Financial Group, Inc. (“Ambac”) and Ambac Assurance Corporation (“AAC”) entered into a Stipulation and Order (the "Stipulation and Order”) with the Wisconsin Office of the Commissioner of Insurance (“OCI”), which supersedes the Stipulation and Order that became effective on February 12, 2018, as amended (the “2018 Stipulation and Order”).
The Stipulation and Order requires AAC to maintain a level of surplus and contingency reserves as regards policyholders which provide reasonable security against contingencies affecting AAC’s financial position that are not otherwise fully covered by reserves or reinsurance; discount loss reserves in a manner approved by OCI; maintain OCI’s runoff capital model according to parameters specified by OCI; pay the costs of consultants and other experts retained by OCI; refrain from certain affiliate transactions and the payment of any dividend or other distribution without the prior non-disapproval of OCI; notify OCI of events that would or would be reasonably likely to cause a material adverse effect to AAC or its affiliates; obtain OCI’s non-disapproval to exercise certain control rights with respect to certain policies that were previously allocated to the Segregated Account of AAC; obtain OCI’s approval for non-ordinary course transactions involving consideration to be paid by AAC of $100 million or more; and obtain OCI’s approval of any changes to AAC’s investment policy or derivative use plan. The Stipulation and Order also requires Ambac to use its best efforts to preserve the use of NOLs for the benefit of AAC and its subsidiaries. The Stipulation and Order differs from the 2018 Stipulation and Order in that the 2018 Stipulation and Order (i) did not refer to OCI’s Runoff Capital Framework; (ii) included certain affirmative covenants concerning books and records, and reporting of information or events, that were not included in the Stipulation and Order; and (iii) contained a more restrictive limitation on transactions with affiliates. The Stipulation and Order has no fixed term and may be terminated or modified only with the approval of OCI. OCI reserved the right to modify or terminate the Stipulation and Order in a manner consistent with the interests of policyholders, creditors and the public generally.
The preceding summary of the Stipulation and Order contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1, as though it were fully set forth herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.    The following exhibit is filed as part of this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Stipulation and Order - Office of the Commissioner of Insurance of the State of Wisconsin, in the Matter of Ambac Assurance Corporation effective as of February 22, 2024
101.INS	XBRL Instance Document - the instance document does not appear in the interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags or embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	February 27, 2024	By:	/s/ William J. White
William J. White
First Vice President, Secretary and Assistant General Counsel
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